Exhibit 99.1

Contact Information:

Suzanne DuLong, VP IR & Corporate Comm

T: 802-882-2100

Investor.Services@GMCR.com

Green Mountain Coffee Roasters, Inc. Reports Continued Strong Sales and

Earnings Growth for Fiscal 2010 Second Quarter

— Performance Driven by Success of Keurig® Single-Cup Brewing System —

WATERBURY, VT (April 28, 2010) – Green Mountain Coffee Roasters, Inc., (NASDAQ: GMCR) today announced its fiscal 2010 second quarter results for the thirteen weeks ended March 27, 2010, reporting very strong top and bottom line growth.

Net sales for the second quarter of fiscal 2010 increased 68% to $324.9 million as compared to $193.4 million reported in the second quarter of fiscal 2009.

According to Generally Accepted Accounting Principles (GAAP), net income for the second quarter of fiscal 2010 totaled $24.7 million or $0.54 per fully diluted share. Under the new Financial Accounting Standards Board pronouncement on business combinations, effective starting in fiscal 2010 for the Company, acquisition-related transaction expenses are required to be expensed rather than capitalized. In the second quarter of fiscal 2010, the Company incurred approximately $5.0 million, or $0.06 per diluted share, of transaction expenses related to the pending Diedrich Coffee, Inc. (“Diedrich”) acquisition as well as $3.0 million, or $0.04 per diluted share, of amortization of identifiable intangibles related to the Company’s prior acquisitions. Excluding the transaction-related expenses, non-GAAP net income for the second quarter of fiscal 2010 increased 114% to $27.8 million, or $0.60 per diluted share, from $13.0 million, or $0.33 per diluted share, in the second quarter of fiscal 2009.

During fiscal 2010’s second quarter, 720 million K-Cup® portion packs were shipped system-wide by all Keurig licensed roasters, representing an increase of 67% over the year-ago quarter. Supporting continued growth in K-Cup demand, there were 731,000 system-wide brewers with Keurig®-branded brewing technology shipped during the second quarter of fiscal 2010 compared to 486,000 shipped during the second quarter of fiscal 2009.

Lawrence J. Blanford, GMCR’s President and CEO, said, “GMCR’s Keurig Single-Cup Brewing System continues to gain awareness and adoption nationwide, fueling our strong revenue and EPS growth. In our fiscal second quarter, both our Keurig business unit and our Specialty Coffee business unit achieved solid year-on-year revenue growth at 68% and 69% respectively. We are very pleased to be able to deliver these outstanding financial results while remaining true to our commitment to be a socially and environmentally responsible company.”

Blanford continued, “Every GMCR employee is focused on executing the key initiatives that will enable us to scale and expand our business and, as a result, deliver improved consumer and shareholder value. Innovation continues to be a priority and we are excited about the initial success and future opportunity we see for new beverages like our Café Escapes® coffee house offerings, our refreshing Celestial Seasonings® brewed-over-ice teas and our revv™ and revv Pulse™ high-energy coffee beverages. New K-cup products are designed to drive Keurig Single-Cup Brewer adoption and expand brewer usage occasions.”

Separately today, GMCR also announced that its Board of Directors has approved a three-for-one stock split to be effected in the form of a stock dividend. The Company will distribute two additional shares of its common stock for every one share of common stock to all shareholders of record at the close of business on May 10, 2010. The shares will be distributed on Monday, May 17, 2010 and the Company’s common stock will begin trading on a split-adjusted basis on Tuesday, May 18, 2010 at the Monday, May 17, 2010 closing price divided by three.

Fiscal 2010 Second Quarter Financial Review

Key Business Drivers & Metrics

•	Approximately 86% of GMCR’s consolidated net sales in the fiscal second quarter were from the Keurig Brewing System and its recurring K-Cup portion pack revenue.

o	Total K-Cup net sales increased 92%, or $98.0 million, over the same period in 2009.

o	Total Keurig brewer and accessories sales increased 57%, or $23.5 million year-over-year.

•

For the Keurig business unit, net sales for the second quarter of fiscal 2010, after the elimination of inter-company sales, were $171.3 million, up 68% from net sales of $102.2 million in the second quarter of fiscal 2009 with approximately two-thirds of the increase driven by very strong K-Cup sales to retailers and to consumers from Keurig.com.

•

For the Specialty Coffee business unit (SCBU), net sales for the second quarter of fiscal 2010 grew 69% to $153.6 million, after the elimination of inter-company sales, as compared to $91.2 million reported in the second quarter of fiscal 2009.

o	Dollar net sales growth was strongest in channels that benefit from sales of K-Cup portion packs including supermarkets, consumer direct and away from home coffee channels.

o	Net sales related to the Timothy’s brand, which are included in the Company’s results since its acquisition in November 2009, represented approximately 21 percentage points of the 69% increase in SCBU’s net sales, and 10 percentage points of the 68% increase in GMCR’s total company sales.

o	Fair Trade Certified™ coffees represented approximately 28% percent of coffee pounds shipped this quarter.

Costs, Margins and Income

•

Second quarter 2010 gross profit increased to 33.4% of total net sales compared to 32.1% for the corresponding quarter last year. The improvement was driven by the higher manufacturing gross margin derived from the increase in volume of the Company’s manufactured K-Cups as a percentage of total system volume. Offsetting the higher manufacturing gross margin was an increase in warranty expense and sales returns of certain reservoir brewers during the second quarter. The quality issue, which occurred in some brewers, did not represent a safety concern, and is believed to be tied to a component used in limited production runs from late 2009. The Company is replacing any brewers exhibiting this quality issue and has implemented hardware and software changes which it believes have corrected the issue. The gross profit margin was reduced by approximately 200 to 250 basis points due to the higher than normal warranty expense and sales returns.

•

Selling, general and administrative expenses as a percentage of net sales for the second quarter were 20.8% as compared to 20.4% in the prior year. General and administrative expenses include $5.0 million acquisition-related expenses related to the pending acquisition of Diedrich as well as the amortization of identifiable intangibles of $3.0 million due to the Company’s acquisitions mentioned previously.

•

The Company increased its GAAP operating income by 82%, to $41.2 million, in the second quarter of fiscal 2010, as compared to $22.6 million in the year ago quarter, and improved its GAAP operating margin to 12.7% from 11.7% in the prior year period. Excluding the impact of the one-time $5.0 million transaction expenses in the second quarter of fiscal 2010, the Company’s non-GAAP operating margin improved significantly from the prior year’s quarter to 14.2% from 11.7%.

•	Interest expense was $0.8 million in the second quarter of fiscal 2010, compared to $1.0 million in the prior year quarter.

•	Income before taxes for the second quarter of fiscal 2010 increased 88% to $40.2 million as compared to $21.4 million in the second quarter of fiscal 2009.

•	The Company’s tax rate was 38.6% as compared to 39.2% in the prior year quarter.

Balance Sheet Highlights

•	Cash and short-term cash investments were $155.5 million at March 27, 2010, up from $123.6 million at December 26, 2009, primarily due to cash from operations.

•

Accounts receivable increased 80% year-over-year to $128.2 million at March 27, 2010, from $71.1 million at March 28, 2009, as a result of continuing strong sales during the second quarter of fiscal 2010 and due to the acquisition of certain assets and the wholesale business of Timothy’s Coffees of the World Inc. in November 2009.

•	Inventories decreased to $109.9 million at March 27, 2010, from $124.1 million at December 26, 2009, and increased 54% year-over-year from $71.6 million at March 28, 2009.

Business Outlook and Other Forward-Looking Information

Fiscal Year 2010

The Company revised its outlook for its fiscal year 2010 to reflect continued improvement in demand for the Keurig single-cup brewing system. It now expects:

•	Total consolidated net sales growth of 62% to 65%, up from prior estimates of 57% to 62%.

•	Total K-Cup portion packs shipped system-wide by all Keurig licensed roasters to increase in the range of 73% to 78%.

•

An operating margin in the range of 12.4% to 12.7% excluding the one-time acquisition-related transaction expenses totaling $10 million incurred to date and any to be incurred in the third and fourth quarters of fiscal year 2010.

•	Interest expense of $4.0 million to $5.0 million

•	A tax rate of 39.7% as compared to 38.2% in fiscal 2009 excluding the tax impact of any one-time acquisition-related transaction expenses for the Timothy’s and pending Diedrich acquisitions.

•

Fully diluted non-GAAP earnings per share in the range of $2.04 to $2.14 per share pre-split, or $0.68 to $0.71 per share post three-for-one split, excluding any acquisition-related transaction expenses for the Timothy’s and pending Diedrich acquisitions in fiscal 2010. This non-GAAP earnings per share estimate range is consistent with the Company’s guidance for fully diluted GAAP earnings per share of $1.95 to $2.05 provided in its first quarter earnings press release which included approximately $0.09 per share of acquisition-related acquisition expenses incurred in the first quarter of fiscal 2010. In an effort to provide additional transparency to its business, and to be consistent with the way management evaluates business performance, the Company has elected at this time to move to providing guidance for fiscal 2010 on a non-GAAP basis, exclusive of transaction-related expenses. The fully diluted non-GAAP earnings per share estimate of $2.04 to $2.14 includes $11 million pre-tax or $0.15 per diluted share non-cash amortization expenses related to the identifiable intangibles of the Company’s acquisitions.

•	Capital expenditures for fiscal 2010 in the range of $105 to $125 million, up from prior estimates of $95 to $115 million.

•	Depreciation and amortization expenses in the range of $40 to $44 million including $11 million for amortization of identifiable intangibles, down from prior estimates of $44 to $48 million.

Third Quarter Fiscal Year 2010:

The company today provided its first estimates for its fiscal third quarter 2010 including:

•	Total consolidated net sales growth of 58% to 63%.

•	An operating margin in the range of 13.3% to 13.8% excluding any one-time acquisition-related transaction expenses for the pending Diedrich acquisition.

•

Fully diluted non-GAAP earnings per share in the range of $0.50 to $0.54 per share pre-split or $0.16 to $0.18 per share post three-for-one split, excluding any acquisition related transaction expenses and the impact of these transaction expenses on the Company’s effective tax rate once the pending transaction is completed. If the Diedrich acquisition is completed during the third quarter, the Company’s tax rate will increase significantly to reflect the non-deductible acquisition related expenses incurred during the first, second and third quarters of fiscal 2010.

Use of Non-GAAP Financial Measures

In addition to reporting financial results in accordance with generally accepted accounting principles (GAAP), the Company provides non-GAAP operating results that exclude certain charges or credits such as acquisition-related transaction expenses, the one-time operating income related to the settlement of the Company’s Kraft litigation, and non-cash related items such as amortization of identifiable intangibles. These amounts are not in accordance with, or an alternative to, GAAP. The Company’s management believes that these measures provide investors with greater transparency by helping illustrate the underlying financial and business trends relating to the Company’s results of operations and financial condition and comparability between current and prior periods. Management uses the measures to establish and monitor budgets and operational goals and to evaluate the performance of the Company. Please see the “GAAP to Non-GAAP Reconciliation of Unaudited Consolidated Statements of Operations” tables that accompany this press release for a full reconciliation the Company’s GAAP to non-GAAP results.

Green Mountain Coffee Roasters, Inc. will be discussing these financial results and future prospects with analysts and investors in a conference call available via the Internet. The call will take place today at 5:00 PM ET and will be available, with accompanying slides, via live webcast on the Company’s website at www.GMCR.com. The Company archives the latest conference call on the Investor Relations section of its website for a period of time. A replay of the conference call also will be available by telephone at 719-457-0820, Passcode 4848326 from 9:00 PM ET on April 28th through 9:00 PM ET on Monday, May 3 rd, 2010.

GMCR routinely posts information that may be of importance to investors in the Investor Relations section of its website, including news releases and its complete financial statements, as filed with the SEC. The Company encourages investors to consult this section of its website regularly for important information and news. Additionally, by subscribing to the Company’s automatic email news release delivery, individuals can receive news directly from GMCR as it is released.

About Green Mountain Coffee Roasters, Inc.

As a leader in the specialty coffee industry, Green Mountain Coffee Roasters, Inc. is recognized for its award-winning coffees, innovative brewing technology, and socially responsible business practices. GMCR’s operations are managed through two business units. The Specialty Coffee business unit produces coffee, tea and hot cocoa from its family of brands, including Tully’s Coffee®, Green Mountain Coffee®, Newman’s Own® Organics coffee and Timothy’s World Coffee®. The Keurig business unit is a pioneer and leading manufacturer of gourmet single-cup brewing systems. K-Cup® portion packs for Keurig® Single-Cup Brewers are produced by a variety of licensed roasters, including Green Mountain Coffee, Tully’s Coffee and Timothy’s. GMCR supports local and global communities by offsetting 100% of its direct greenhouse gas emissions, investing in Fair Trade Certified™ coffee, and donating at least five percent of its pre-tax profits to social and environmental projects. Visit www.gmcr.com for more information.

Forward-Looking Statements

Certain statements contained herein are not based on historical fact and are “forward-looking statements” within the meaning of the applicable securities laws and regulations. Generally, these statements can be identified by the use of words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “feel,” “forecast,” “intend,” “may,” “plan,” “potential,” “project,” “should,” “would,” and similar expressions intended to identify forward-looking statements, although not all forward-

looking statements contain these identifying words. Owing to the uncertainties inherent in forward-looking statements, actual results could differ materially from those stated here. Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to, the impact on sales and profitability of consumer sentiment in this difficult economic environment, the Company’s success in efficiently expanding operations and capacity to meet growth, the Company’s success in efficiently and effectively integrating Tully’s and Timothy’s wholesale operations and capacity into its Specialty Coffee business unit, the Company’s success in introducing and producing new product offerings, the ability of lenders to honor their commitments under the Company’s credit facility, competition and other business conditions in the coffee industry and food industry in general, fluctuations in availability and cost of high-quality green coffee, any other increases in costs including fuel, Keurig’s ability to continue to grow and build profits with its roaster partners in the At Home and Away from Home businesses, the impact of the loss of major customers for the Company or reduction in the volume of purchases by major customers, delays in the timing of adding new locations with existing customers, the successful completion of the acquisition of Diedrich Coffee, Inc. and subsequent integration, the Company’s level of success in continuing to attract new customers, sales mix variances, weather and special or unusual events, as well as other risks described more fully in the Company’s filings with the SEC. Forward-looking statements reflect management’s analysis as of the date of this press release. The Company does not undertake to revise these statements to reflect subsequent developments, other than in its regular, quarterly earnings releases.

Additional Information

This press release is neither an offer to purchase, nor a solicitation of an offer to sell, any securities. The tender offer to purchase shares of Diedrich common stock referenced in this press release has been made pursuant to a Tender Offer Statement on Schedule TO, containing an offer to purchase, a form of letter of transmittal and other documents relating to the tender offer (the “Tender Offer Statement”), which GMCR and Pebbles Acquisition Sub, Inc., a wholly owned subsidiary of GMCR, filed with the SEC and first mailed to Diedrich stockholders on December 11, 2009. Security holders of Diedrich are advised to read the Tender Offer Statement, because it contains important information about the tender offer. Investors and security holders of Diedrich also are advised that they may obtain free copies of the Tender Offer Statement and other documents filed by GMCR with the SEC on the SEC’s website at http://www.sec.gov. In addition, free copies of the Tender Offer Statement and related materials may be obtained from GMCR by written request to: Green Mountain Coffee Roasters, Inc., Attention: General Counsel, 33 Coffee Lane, Waterbury, Vermont 05676.

–Tables Follow–

GREEN MOUNTAIN COFFEE ROASTERS, INC.

Unaudited Consolidated Statements of Operations

(Dollars in thousands except per share data)

	Thirteen weeks ended 3/27/10	Thirteen weeks ended 3/28/09	Twenty-six weeks ended 3/27/10	Twenty-six weeks ended 3/28/09
Net sales	$324,915	$193,351	$674,278	$390,331

Cost of sales	216,263	131,370	463,801	275,000

Gross profit	108,652	61,981	210,477	115,331
Selling and operating expenses	42,979	28,094	98,558	64,275
General and administrative expenses	24,464	11,245	47,636	20,456
Patent litigation settlement	—	—	—	(17,000)

Operating income	41,209	22,642	64,283	47,600

Other expense	(133)	(242)	(244)	(285)
Interest expense	(833)	(1,032)	(1,881)	(2,414)

Income before income taxes	40,243	21,368	62,158	44,901

Income tax expense	(15,541)	(8,385)	(24,962)	(17,534)

Net income	$24,702	$12,983	$37,196	$27,367

Basic income per share:
Weighted average shares outstanding	43,754,546	37,125,038	43,705,417	36,902,634
Net income	$0.56	$0.35	$0.85	$0.74

Diluted income per share:
Weighted average shares outstanding	45,943,858	39,020,058	45,876,132	38,824,107
Net income	$0.54	$0.33	$0.81	$0.70

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GREEN MOUNTAIN COFFEE ROASTERS, INC.

Unaudited Consolidated Balance Sheets

(Dollars in thousands)

	March 27, 2010	September 26, 2009
Assets
Current assets:
Cash and cash equivalents	$155,454	$241,811
Restricted cash and cash equivalents	70	280
Short-term investments	—	50,000
Receivables, less allowances of $8,468 and $4,792 at March 27, 2010, and September 26, 2009, respectively	128,198	91,559
Income tax receivable	6,243	—
Inventories	109,929	137,294
Other current assets	23,779	9,517
Deferred income taxes, net	11,932	10,151

Total current assets	435,605	540,612

Fixed assets, net	180,043	135,981
Intangibles, net	129,575	36,478
Goodwill	168,895	99,600
Other long-term assets	8,999	3,979

Total assets	$923,117	$816,650

Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$5,062	$5,030
Accounts payable	100,852	79,772
Accrued compensation costs	16,245	17,264
Accrued expenses	32,565	18,570
Income tax payable	—	2,971
Other short-term liabilities	2,525	3,257

Total current liabilities	157,249	126,864

Long-term debt	67,642	73,013

Deferred income taxes, net	53,376	26,599

Other long-term liabilities	5,123	—

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.10 par value: Authorized—1,000,000 shares; No shares issued or outstanding	—	—
Common stock, $0.10 par value: Authorized—200,000,000 shares; Issued – 43,846,000 and 43,603,684 shares at March 27, 2010, and September 26, 2009, respectively	4,384	4,360
Additional paid-in capital	462,565	450,596
Retained earnings	174,358	137,162
Accumulated other comprehensive loss	(1,506)	(1,870)
ESOP unallocated shares, at cost – 12,687 shares at March 27, 2010, and September 26, 2009	(74)	(74)

Total stockholders’ equity	639,727	590,174

Total liabilities and stockholders’ equity	$923,117	$816,650

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GREEN MOUNTAIN COFFEE ROASTERS, INC.

Unaudited Consolidated Statements of Cash Flows

(Dollars in thousands)

	Twenty-six weeks ended March 27, 2010	Twenty-six weeks ended March 28, 2009
Cash flows from operating activities:
Net income	$37,196	$27,367
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	12,667	8,477
Amortization of intangibles	5,204	2,406
Loss on disposal of fixed assets	451	144
Provision for doubtful accounts	240	131
Loss (gain) on futures derivatives	(112)	89
Tax expense from exercise of non-qualified options and disqualified dispositions of incentive stock options	22	21
Excess tax benefits from equity-based compensation plans	(4,492)	(5,371)
Deferred income taxes	(2,444)	(1,960)
Deferred compensation and stock compensation	3,926	3,027
Changes in assets and liabilities:
Receivables	(28,147)	(16,484)
Inventories	34,276	16,001
Income tax receivable	(4,722)	8,719
Other current assets	(5,558)	(150)
Other long-term assets, net	104	359
Accounts payable	17,867	5,576
Accrued compensation costs	(1,151)	(1,011)
Accrued expenses	11,496	5,642

Net cash provided by operating activities	76,823	52,983

Cash flows from investing activities:
Proceeds from sale of short-term investments	50,000	—
Acquisition of Timothy’s Coffee of the World Inc.	(154,208)	—
Acquisition of Tully’s Coffee Corporation	—	(41,451)
Advance on acquisition of Diedrich Coffee, Inc.	(8,500)	—
Capital expenditures for fixed assets	(53,175)	(14,516)
Proceeds from disposal of fixed assets	183	93

Net cash used for investing activities	(165,700)	(55,874)

Cash flows from financing activities:
Net change in revolving line of credit	(3,000)	(5,000)
Proceeds from issuance of common stock	3,553	4,372
Windfall tax benefit	4,492	5,371
Capital lease obligations	(25)	—
Repayment of long-term debt	(2,500)	(17)

Net cash provided by financing activities	2,520	4,726

Net increase (decrease) in cash and cash equivalents	(86,357)	1,835
Cash and cash equivalents at beginning of period	241,811	804

Cash and cash equivalents at end of period	$155,454	$2,639

Fixed asset purchases included in accounts payable and not disbursed at the end of each period:	$8,870	$5,348

Noncash financing activity:
Debt assumed in conjunction with acquisition	$1,533	$210

GREEN MOUNTAIN COFFEE ROASTERS, INC.

GAAP to Non-GAAP Reconciliation of Unaudited Consolidated Statements of Operations

(Dollars in thousands)

	Thirteen weeks ended March 27, 2010
	GAAP	Acquisition- related Transaction Expenses	Acquisition- related Transaction Expenses	Patent Litigation Settlement	Non-GAAP
		Timothy’s Coffees of the World, Inc.	Diedrich Coffee, Inc.
Net Sales	$324,915	—	—	—	$324,915
Cost of Sales	216,263	—	—	—	216,263

Gross Profit	108,652	—	—	—	108,652
Selling and operating expenses	42,979	—	—	—	42,979
General and administrative expenses	24,464	—	(5,000)	—	19,464

Operating income	41,209	—	5,000	—	46,209
Other expense	(133)	—	—	—	(133)
Interest expense	(833)	—	—	—	(833)

Income before income taxes	40,243	—	5,000	—	45,243
Income tax expense	(15,541)	—	(1,930)	—	(17,471)

Net income	$24,702	$—	$3,070	$—	$27,772

Basic income per share:
Weighted average shares outstanding	43,754,546	43,754,546	43,754,546	43,754,546	43,754,546
Net income	$0.56	$—	$0.07	$—	$0.63
Diluted income per share:
Weighted average shares outstanding	45,943,858	45,943,858	45,943,858	45,943,858	45,943,858
Net income	$0.54	$—	$0.06	$—	$0.60

GREEN MOUNTAIN COFFEE ROASTERS, INC.

GAAP to Non-GAAP Reconciliation of Unaudited Consolidated Statements of Operations

(Dollars in thousands)

	Twenty-six weeks ended March 27, 2010
	GAAP	Acquisition- related Transaction Expenses	Acquisition- related Transaction Expenses	Patent Litigation Settlement	Non-GAAP
		Timothy’s Coffees of the World, Inc.	Diedrich Coffee, Inc.
Net Sales	$674,278	—	—	—	$674,278
Cost of Sales	463,801	—	—	—	463,801

Gross Profit	210,477	—	—	—	210,477
Selling and operating expenses	98,558	—	—	—	98,558
General and administrative expenses	47,636	(2,000)	(8,000)	—	37,636

Operating income	64,283	2,000	8,000	—	74,283

Other expense	(244)	—	—	—	(244)
Interest expense	(1,881)	—	—	—	(1,881)

Income before income taxes	62,158	2,000	8,000	—	72,158
Income tax expense	(24,962)	—	(3,216)	—	(28,178)

Net income	$37,196	$2,000	$4,784	$—	$43,980

Basic income per share:
Weighted average shares outstanding	43,705,417	43,705,417	43,705,417	43,705,417	43,705,417
Net income	$0.85	$0.05	$0.11	$—	$1.01

Diluted income per share:
Weighted average shares outstanding	45,876,132	45,876,132	45,876,132	45,876,132	45,876,132
Net income	$0.81	$0.04	$0.11	$—	$0.96

GREEN MOUNTAIN COFFEE ROASTERS, INC.

GAAP to Non-GAAP Reconciliation of Unaudited Consolidated Statements of Operations

(Dollars in thousands)

	Thirteen weeks ended March 28, 2009
	GAAP	Acquisition- related Transaction Expenses	Acquisition- related Transaction Expenses	Patent Litigation Settlement	Non-GAAP
		Timothy’s Coffees of the World, Inc.	Diedrich Coffee, Inc.
Net Sales	$193,351	—	—	—	$193,351
Cost of Sales	131,370	—	—	—	131,370

Gross Profit	61,981	—	—	—	61,982
Selling and operating expenses	28,094	—	—	—	28,094
General and administrative expenses	11,245	—	—	—	11,245

Operating income	22,642	—	—	—	22,642

Other expense	(242)	—	—	—	(242)

Interest expense	(1,032)	—	—	—	(1,032)

Income before income taxes	21,368	—	—	—	21,368
Income tax expense	(8,385)	—	—	—	(8,385)

Net income	$12,983	$—	$—	$—	$12,983

Basic income per share:
Weighted average shares outstanding	37,125,038	37,125,038	37,125,038	37,125,038	37,125,038
Net income	$0.35	$—	$—	$—	$0.35

Diluted income per share:
Weighted average shares outstanding	39,020,058	39,020,058	39,020,058	39,020,058	39,020,058
Net income	$0.33	$—	$—	$—	$0.33

GREEN MOUNTAIN COFFEE ROASTERS, INC.

GAAP to Non-GAAP Reconciliation of Unaudited Consolidated Statements of Operations

(Dollars in thousands)

	Twenty-six weeks ended March 28, 2009
	GAAP	Acquisition- related Transaction Expenses	Acquisition- related Transaction Expenses	Patent Litigation Settlement	Non-GAAP
		Timothy’s Coffees of the World, Inc.	Diedrich Coffee, Inc.
Net Sales	$390,331	—	—	—	$390,331
Cost of Sales	275,000	—	—	—	275,000

Gross Profit	115,331	—	—	—	115,331
Selling and operating expenses	64,275	—	—	—	64,275
General and administrative expenses	20,456	—	—	—	20,456
Patent litigation settlement	(17,000)	—	—	17,000	—

Operating income	47,600	—	—	(17,000)	30,600
Other expense	(285)	—	—	—	(285)
Interest expense	(2,414)	—	—	—	(2,414)

Income before income taxes	44,901	—	—	(17,000)	27,901
Income tax expense	(17,534)	—	—	6,639	(10,895)

Net income	$27,367	$—	$—	$(10,361)	$17,006

Basic income per share:
Weighted average shares outstanding	36,902,634	36,902,634	36,902,634	36,902,634	36,902,634
Net income	$0.74	$—	$—	$(0.28)	$0. 46

Diluted income per share:
Weighted average shares outstanding	38,824,107	38,824,107	38,824,107	38,824,107	38,824,107
Net income	$0.70	$—	$—	$(0.26)	$0.44